EXHIBIT 10.19

SECOND AMENDMENT

TO

ALLERGAN, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

(RESTATED 2008)

The ALLERGAN, INC. EMPLOYEE STOCK OWNERSHIP PLAN (the “Plan”) is hereby amended as follows:

1.	Effective January 1, 2009, Section 2.16 is hereby amended by adding to the end thereof the following flush paragraph:

“Effective January 1, 2009, solely to the extent required by Code Section 414(u)(12), the term “Employee” shall include an individual receiving differential wage payments (within the meaning of Code Section 414(u)(12)(D)) from the Sponsor or an Affiliated Company.”

2.	Effective January 1, 2007, Subsection 5.2(b) is hereby amended in its entirety as follows:

“(b)    Notwithstanding the above, a Participant shall become fully vested in his or her ESOP Account (i) upon the occurrence of the death, Disability, or attainment of age 62 of such Participant while an Employee; (ii) upon the occurrence of a Change in Control pursuant to Section 10.4(b); or (iii) if, on or after January 1, 2007, the Participant dies while performing “qualified military service,” as defined in Code Section 414(u)(5).”

3.	Effective January 1, 2010, Subsection 11.5(b) is hereby amended in its entirety as follows:

“(b)    Compensation shall include (i) any elective deferral as defined in Code Section 402(g)(3); (ii) any amount which is contributed or deferred by the Company at the election of the Employee that is excludable from an Employee’s gross income under Code Sections 125 or 457; (iii) for Plan Years beginning on or after January 1, 1998, any elective amount that is excludable from an Employee’s gross income under Code Section 132(f)(4); and (iv) effective January 1, 2009, differential wage payments within the meaning of Code Section 414(u)(12)(D).”

IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Second Amendment to the Allergan, Inc. Employee Stock Ownership Plan (Restated 2008) on this 11th day of November, 2010.

By:	/s/ Scott D. Sherman
Scott D. Sherman Executive Vice President, Human Resources